Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of Variable Insurance Products Fund: VIP Growth Portfolio of our report dated February 13, 2019; VIP Equity-Income Portfolio, VIP Floating Rate High Income Portfolio and VIP Overseas Portfolio of our reports dated February 14, 2019, and VIP High Income Portfolio of our report dated February 15, 2019, relating to the financial statements and financial highlights included in the December 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts April 15, 2019